UNITED STATES

SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K/A

(Amendment No.1)

Current Report

Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): June 2, 2022

ANI PHARMACEUTICALS, INC.

(Exact name of registrant as specified in its charter)

Delaware	001-31812	58-2301143
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification Number)

210 Main Street West Baudette, Minnesota	56623
(Address of principal executive offices)	(Zip Code)

Registrant's telephone number, including area code: (218) 634-3500

(Former name or former address, if changed since last report)

Securities registered pursuant to Section 12(b) of the Act:

Title of each class:	Trading Symbol(s)	Name of each exchange on which registered:
Common Stock	ANIP	Nasdaq Stock Market

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 2.05	COSTS ASSOCIATED WITH EXIT OR DISPOSAL ACTIVITIES

On June 2, 2022, ANI Pharmaceuticals, Inc. (the “Company”) filed a Current Report on Form 8-K (the “Prior 8-K”) announcing its decision to cease operations at its manufacturing plant located in Oakville, Ontario, Canada as part of ongoing initiatives to capture operational synergies following the Company’s acquisition of Novitium Pharma LLC. The Oakville manufacturing plant is expected to cease operations by the first quarter of 2023. As stated in the Prior 8-K, at the time the Prior 8-K was filed, the Company was unable to make a good faith estimate of the amount of charges and costs that may be incurred in connection with this closure.

At this time, the Company expects to incur charges related to the Oakville manufacturing plant ranging between $7.1 million and $7.6 million, which include approximately $2.8 million in charges related to employee severance and other costs related to workforce reductions, approximately $0.3 million in charges related to transfer and start-up of production at the Company’s other manufacturing plants and approximately, $4.0 million to $4.5 million in impairment charges and accelerated depreciation of long-lived assets, among other expenses. The total cash expenditures are expected to be approximately $3.1 million. While the Company has estimated the above charges based on information currently available, the estimates are subject to change based on various factors, including closure of the facility within the timeframe noted above. In addition, the Company may incur additional costs and charges in connection with the site closure and related facility and property disposals, if any, as such events progress.

Cautionary Note Concerning Forward-Looking Statements

This Current Report on Form 8-K contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. Such statements include, but are not limited to, the expected timing of the closure of the Oakville manufacturing plant, the amount of the expected charges and other costs related to the closure and other statements that are not historical in nature, particularly those that utilize terminology such as “anticipates,” “will,” “expects,” “plans,” “potential,” “future,” “believes,” “intends,” “continue,” other words of similar meaning, derivations of such words, and the use of future dates. Forward-looking statements are inherently subject to risks and uncertainties, some of which cannot be predicted or quantified; therefore, the Company’s actual results may differ materially from those described in any forward-looking statements. Factors that might cause such a difference include, but are not limited to, unanticipated developments that impact the expected timing and costs of the facility closure and those discussed in the Company’s periodic reports filed with the U.S. Securities and Exchange Commission, including its most recent annual report on Form 10-K and its quarterly reports on Form 10-Q. All forward-looking statements in this Current Report speak only as of the date of this Current Report. The Company undertakes no obligation to update or revise any forward-looking statement, whether as a result of new information, future events, or otherwise.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ANI PHARMACEUTICALS, INC.

	By:	/s/ Stephen P. Carey
Stephen P. Carey
Senior Vice President, Finance and Chief Financial Officer
Dated: August 8, 2022